                                                            EXHIBIT (99)i.


                         INTEREST RATE/VOLUME ANALYSIS
               QUARTER AND NINE MONTHS ENDED 9/30/95 VS. 9/30/94


                                    Average Balance       Average Rate              Interest              Variance due to:
                                 --------------------  -----------------  -----------------------------   ----------------
                                                                                             Increase
      Quarter ended               09/30/95   09/30/94  09/30/95 09/30/94  09/30/95 09/30/94  (Decrease)    Volume    Rate
-----------------------------    ----------  --------  -------- --------  -------- --------  ----------   --------  ------
                                (Dollars in thousands)                                    (Dollars in thousands)
Interest-earning assets:
  Loans receivable               $  898,322  $782,227     8.07%    7.53%   $18,195  $14,746    $3,449      $2,322   $1,127
  Mortgage-backed securities        133,080   111,818     7.54%    6.25%     2,508    1,746       762         365      397
  Investments                        95,534    93,040     7.07%    4.44%     1,702    1,042       660          29      631
                                 ----------  --------    ------   ------    ------  -------    ------      ------   ------
                                  1,126,937   987,085     7.93%    7.09%    22,405   17,534     4,871       2,716    2,155
                                 ----------  --------    ------   ------    ------  -------    ------      ------   ------

Interest-bearing liabilities:
  Deposits                          827,250   779,645     4.67%    3.56%     9,739    6,992     2,747         449    2,298
  Borrowings
    Securities sold w/repo           13,413    12,521     6.07%    4.72%       206      149       571          11       46
    Notes payable                   224,699   134,367     5.97%    4.93%     3,428    1,694     1,734       1,321      413
    Other borrowed money             11,214    13,553     9.70%    9.68%       272      328       (56)        (57)       1
                                 ----------  --------    ------   ------    ------  -------     -----       -----   ------

      Subtotal - Borrowings         249,326   160,442     6.14%    5.32%     3,906    2,171     1,735       1,276      459

  Interest rate instruments          n/a        n/a       0.08%    0.99%       212    2,304    (2,092)          0   (2,092)
                                 ----------  --------    ------   ------    ------  -------     -----      ------   ------
                                  1,076,576   940,087     5.09%    4.85%    13,857   11,467     2,390       1,725      665
                                 ----------  --------    ------   ------    ------  -------     -----      ------   ------
  Interest rate spread                                    2.84%    2.25%

Excess average earning assets    $   50,361  $ 46,998
                                 ==========  ========
Net interest margin                                       3.06%     2.48%  $ 8,548  $ 6,067    $2,481     $  991    $1,490
                                                                           =======  ======     ======     ======    ======
Net interest margin w/o swaps                             3.14%     3.42%
                                                          =====     ======

                                    Average Balance       Average Rate              Interest              Variance due to:
                                 --------------------  -----------------  -----------------------------   ----------------
                                                                                              Increase
      Year to date                09/30/95   09/30/94  09/30/95 09/30/94  09/30/95 09/30/94  (Decrease)    Volume    Rate
-----------------------------    ----------  --------  -------- --------  -------- --------  ----------   --------  ------
                                (Dollars in thousands)                                    (Dollars in thousands)

Interest-earning assets:
  Loans receivable               $  853,560  $732,820     8.07%    7.49%   $51,718  $41,162   $10,556      $7,183   $3,373
  Mortgage-backed securities        138,915   128,340     7.58%    5.19%     7,893    4,997     2,896         441    2,455
  Investments                       100,310   116,822     6.76%    4.20%     5,070    3,669     1,401        (578)   1,979
                                 ----------  --------    ------   ------   -------  -------   -------      ------   ------
                                  1,092,785   977,982     7.89%    6.80%    64,681   49,828    14,853       7,045    7,808
                                 ----------  --------    ------   ------   -------  -------   -------      ------   ------

Interest-bearing liabilities:
  Deposits                          803,149   791,756     4.42%    3.54%    26,524   20,957     5,567         306    5,261
  Borrowings
    Securities sold w/repo           27,627    14,248     5.82%    4.15%     1,204      442       762         533      229
    Notes payable                   202,014   109,585     6.10%    4.34%     9,343    3,606     5,737       3,875    1,862
    Other borrowed money             11,499    14,852     9.94%   10.38%       857    1,156      (299)       (252)     (47)
                                 ----------  --------    ------   ------  --------  -------    ------     -------  -------

      Subtotal - Borrowings         241,139   138,685     6.25%    4.97%    11,404    5,204     6,200       4,157    2,043

  Interest rate instruments           n/a       n/a       0.23%    1.19%     2,421    8,313    (5,892)         (0) ( 5,892)
                                 ----------  --------    ------   ------  --------  -------    ------     -------   ------
                                  1,044,289   930,440     5.07%    4.94%    40,349   34,474     5,875       4,462    1,413
                                 ----------  --------    ------   ------  --------  -------    ------     -------   ------
  Interest rate spread                                    2.82%    1.86%

Excess average earning assets    $   48,496  $ 47,542
                                 ==========  ========
Net interest margin                                       3.05%    2.10%   $24,332  $15,354    $8,978      $2,583   $6,395
                                                                           =======  =======    ======      ======   ======
Net interest margin w/o swaps                             3.27%    3.23%
                                                         ======   ======